Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement (No. 333-218305) on Form S-1 of Cyclacel Pharmaceuticals, Inc. of our report dated March 31, 2017 relating to the consolidated financial statements of Cyclacel Pharmaceuticals, Inc. appearing in the Annual Report on Form 10-K of Cyclacel Pharmaceuticals, Inc. for the year ended December 31, 2016.

We also consent to the reference to our firm under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ RSM US LLP

New York, New York

June 30, 2017